EXHIBIT 10.13
AMENDMENT NO. 1 OF JULY 22, 2005 TO THE “SHIPMAN 98” AGREEMENT
DATED JULY 1, 2004 BETWEEN ADVENTURE THREE S.A. & FREE BULKERS S.A.
IT IS TODAY MUTUALLY AGREED THAT THE FOLLOWING AMENDMENTS ARE IN FORCE
BOX 10 — YES, 1% OF GROSS AMOUNT
BOX 13 — YES, 1.25% OF GROSS FREIGHT, DEMURRAGE HIRE PAYABLE ON FIXTURES AFTER REDELIVERY FROM CP DD JUNE 30, 2004

THE OWNERS
/s/ George D. Gourdomichalis
George D. Gourdomichalis

THE MANAGERS
/s/ Ion G. Varouxakis
Ion G. Varouxakis